EXHIBIT 3.7


            SECOND AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT
                  OF LIMITED PARTNERSHIP OF JPS AUTOMOTIVE L.P.


                          DATED AS OF DECEMBER 11, 1996

                                  BY AND AMONG

                                   JPSGP INC.,

                         COLLINS & AIKMAN PRODUCTS CO.,

                                   PACJ, INC.,

                           FOAMEX-JPS AUTOMOTIVE L.P.

                                       AND

                            FOAMEX INTERNATIONAL INC.

                 SECOND AMENDMENT TO FIRST AMENDED AND RESTATED

             AGREEMENT OF LIMITED PARTNERSHIP OF JPS AUTOMOTIVE L.P.


                  This Second Amendment (the "Amendment") is made as of December 11, 1996, by and among JPSGP Inc., a Delaware corporation ("JPSGP"), Collins & Aikman Products Co., a Delaware corporation ("C&A"), PACJ, Inc., a Delaware corporation ("PACJ"), Foamex-JPS Automotive L.P., a Delaware limited partnership ("FJPS"), and Foamex International Inc., a Delaware corporation ("FII"), and amends the First Amended and Restated Agreement of Limited Partnership of JPS Automotive L.P. (the "Partnership"), dated as of June 27, 1994, as amended by the First Amendment to the First Amended and Restated Agreement of Limited Partnership of JPS Automotive dated December 11, 1996 (as so amended, the "Partnership Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Partnership Agreement.

                  WHEREAS, JPSGP owns a 0.0001% general partnership interest, FII owns a 0.9999% limited partnership interest and FJPS owns a 99% limited partnership interest in the Partnership;

                  WHEREAS, pursuant to the terms and conditions of the Equity Purchase Agreement, dated as of August 28, 1996, as amended (the "Equity Purchase Agreement"), by and among JPSGP, FJPS, FII and C&A ("Purchaser"), JPSGP, FII and FJPS have agreed to sell their respective Partnership Interests to Purchaser; and

                  WHEREAS, the Partners wish to amend the Partnership Agreement to (i) admit C&A as a limited partner of the Partnership, (ii) admit PACJ as a general partner of the Partnership, (iii) provide for the withdrawal of FJPS and FII as limited partners of the Partnership, (iv) provide for the withdrawal of JPSGP as a general partner of the Partnership and (v) authorize and consent to the transactions contemplated by the Equity Purchase Agreement (the "Transactions"), to the extent the Partnership is a party thereto.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms hereof, the parties hereto, intending to be legally bound, hereby amend the Partnership Agreement as follows:

                  Section 1. Authority; Execution of Transaction Documents. Notwithstanding any of the terms or provisions of the Partnership Agreement, the Partnership and the General Partner on behalf of the Partnership, without any further act, vote or approval of any Partner, are hereby authorized to enter into, and perform their obligations under, each of the instruments and agreements necessary or desirable in connection with the Transactions, to which the Partnership or the General Partner on behalf of the Partnership is a party, and any other instrument or agreement referenced or contemplated therein, or necessary or desirable, in the sole judgment of the General Partner, to effectuate the transactions contemplated therein (collectively, the "Transaction Documents"). All acts by the Partnership and the General Partner heretofore taken on behalf of the Partnership which are in accordance with this Section 1 are hereby approved, ratified and confirmed in all respects and for all purposes.

                  Section 2. General Consent and Waiver. Notwithstanding any of the terms or provisions of the Partnership Agreement, each of the parties hereto hereby consents to all actions that are necessary or desirable to effectuate the consummation of any and all of the transactions contemplated in the Transaction Documents to the fullest extent necessary or desirable so as not to cause a violation of or conflict with any provision of the Partnership Agreement and hereby waives any and all rights it may have to challenge such transactions.

                  Section 3. Transactions. In furtherance of and in addition to the general consents and waivers granted by the parties hereto in Section 2, and without limiting in any way the scope of such consents and waivers:

                  (a) Admission of C&A. Notwithstanding any of the terms or provisions of the Partnership Agreement to the contrary, upon the transfer by FJPS to C&A of its 99% limited partnership interest in the Partnership and by FII to C&A of its 0.9999% limited partnership interest in the Partnership and upon the execution and delivery of this Amendment, C&A shall be and hereby is admitted to the Partnership as a limited partner of the Partnership. C&A, as a limited partner of the Partnership, hereby agrees to be bound by the terms and conditions of the Partnership Agreement and this Amendment and to assume the obligations of FJPS and FII, as limited partners, arising under or in connection with the Agreement.

                  (b) Admission of PACJ. Notwithstanding any of the terms or provisions of the Partnership Agreement to the contrary, upon the transfer by JPSGP to PACJ of its general partnership interest in the Partnership, and upon the execution and delivery of this Amendment, PACJ shall be and hereby is admitted to the Partnership as a general partner of the Partnership. PACJ, as general partner of the Partnership, hereby agrees to be bound by the terms and conditions of the Partnership Agreement and this Amendment and to assume the obligations of JPSGP, as general partner, arising under or in connection with the Partnership Agreement.

                  (c) Withdrawal of FJPS. Notwithstanding any of the terms or provisions of the Partnership Agreement to the contrary, upon the execution and delivery of this Amendment, FJPS shall withdraw from the Partnership as a Partner and from and after the date hereof shall cease to be a limited partner of the Partnership or have the power to xercise any right or power as a limited partner of the Partnership. For purposes of this Amendment, the admission of C&A pursuant to Section 3(a) is deemed to occur immediately prior to the withdrawal of FJPS pursuant to this
         Section 3(c).

                  (d) Withdrawal of JPSGP. Notwithstanding any of the terms or provisions of the Partnership Agreement to the contrary, upon the execution and delivery of this Amendment, JPSGP shall withdraw from the Partnership as a Partner and from and after the date hereof shall cease to be a general partner of the Partnership or have the power to exercise any right or power as general partner of the Partnership. For purposes of this Amendment, the admission of PACJ pursuant to Section 3(b) is deemed to occur immediately prior to the withdrawal of JPSGP pursuant to this Section 3(d).

                  (e) Withdrawal of FII. Notwithstanding any of the terms or provisions of the Partnership Agreement to the contrary, upon the execution and delivery of this Amendment, FII shall withdraw from the Partnership as a Partner and from and after the date hereof shall cease to be a limited partner of the Partnership or have the power to exercise any right or power as a limited partner of the Partnership. For purposes of this Amendment, the admission of C&A pursuant to
         Section 3(a) is deemed to occur immediately prior to the withdrawal of FII pursuant to this Section 3(e).

                  (f) Continuation of Partnership. The parties hereto agree that the consummation of the transactions contemplated in this Amendment, the admission of C&A as a limited partner of the Partnership and PACJ as a general partner of the Partnership, the withdrawal of FJPS and FII as limited partners of the Partnership and the withdrawal of JPSGP as general partner of the Partnership will not dissolve the Partnership and that the business of the Partnership shall be continued by the newly appointed General Partner.

                  Section 4. Release of JPSGP, FII and FJPS; Absence of Liability; Indemnification.

                  (a) The Partnership hereby consents to the withdrawal of JPSGP, FII and FJPS from the Partnership and hereby releases JPSGP, FII and FJPS from any and all duties, obligations and liabilities as general partner and limited partners, respectively of the Partnership.

                  (b) To the fullest extent permitted by law, the Partnership shall indemnify JPSGP, FII and FJPS, their officers, directors and employees against all expenses (including attorney's fees, judgments and amounts paid in settlement) actually and reasonably incurred by any of them in connection with any threatened, pending or completed action, suit or proceeding against any of them or by, against or in the right of the Partnership to which any of them was or is a party, or is threatened to be made a party, involving an alleged cause of action arising out of, or in any way related to or connected with (i) the business or internal affairs of the Partnership, if, in the transaction giving rise to such action, suit or proceeding, JPSGP, FII and/or FJPS acted in good faith, without gross negligence or willful misconduct or the willful breach of the Partnership Agreement and in a manner JPSGP, FII and/or FJPS reasonably believed to be both within the scope of its authority and in the best interest of the Partnership or (ii) any act or omission of FJPS or of FII as a limited partner. Notwithstanding any other provision of the Partnership Agreement, in no event shall FJPS, JPSGP or FII be entitled to indemnification pursuant to this Section 4 for the amount of any indemnification required to be provided by any of them under the Equity Purchase Agreement.

                  (c) To the fullest extent permitted by law, the Partnership may pay the expenses incurred by JPSGP, FII and/or FJPS in defending a civil or criminal action in advance of the final disposition of such action; provided, that JPSGP, FII and/or FJPS undertakes to repay such expenses if it is adjudicated not to be entitled to indemnification under this Section 4.

                  Section 5. Effect of Amendment. On and after the date hereof, each reference in the Partnership Agreement to "this Agreement", "hereof", "hereunder" or words of like import referring to the Partnership Agreement shall mean and be a reference to the Partnership Agreement as amended by this Amendment. The Partnership Agreement, as amended by this Amendment, shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  Section 6. Further Assurances. From time to time upon request and without further consideration, each of the parties hereto shall, and shall cause its subsidiaries and affiliates to, execute, deliver and acknowledge all such further instruments and do such further acts as any other party hereto may reasonably require to evidence or implement the transactions contemplated by this Amendment and the Transaction Documents. Notwithstanding anything to the contrary contained in the Partnership Agreement or in any of the Transaction Agreements, each of the parties hereto hereby consents to any and all of the transactions contemplated by this Amendment and the Transaction Documents to the extent necessary so as not to cause a default or event of default under such documents.

                  Section 7. Waiver. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

                  Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same Amendment. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties hereto within ten business days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

                  Section 10. Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Amendment. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

                  Section 11. Headings. The headings used herein are for convenience of reference only, are not a part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, any provision of this Amendment or the Partnership Agreement.

                   [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective duly authorized officers thereunto as of the date first written above.


                                   JPSGP INC.,

                                   as Withdrawing General Partner



                                  /s/ Philip N. Smith, Jr.
                                  By: Philip N. Smith, Jr.
                                  Title: Vice President and Secretary


                                  FOAMEX-JPS AUTOMOTIVE L.P.,

                                  as a Withdrawing Limited Partner
                                  By: FJGP INC.

                                  Its:  General Partner



                                  /s/ Philip N. Smith, Jr.
                                  By: Philip N. Smith, Jr.
                                  Title: Vice President and Secretary


                                  FOAMEX INTERNATIONAL INC.
                                  as a Withdrawing Limited Partner




                                   /s/ Philip N. Smith, Jr.
                                   By: Philip N. Smith, Jr.
                                   Title: Vice President and Secretary


                                   PACJ, INC.
                                   as General Partner




                                   /s/ J. Michael Stepp
                                   By: J. Michael Stepp
                                   Title: Executive Vice President and
                                            Chief Financial Officer

                                   COLLINS & AIKMAN PRODUCTS CO.
                                   as Limited Partner



                                   /s/ J. Michael Stepp
                                   By: J. Michael Stepp
                                   Title: Executive Vice President
                                             and Chief Financial Officer


                                   JPS AUTOMOTIVE L.P.

                                   By:  PACJ, INC.

                                   Its:  General Partner

                                   /s/ J. Michael Stepp
                                   By: J. Michael Stepp
                                   Title: Executive Vice President
                                             and Chief Financial Officer